Exhibit 99.1
750 Route 202 South Suite 600 Bridgewater, NJ 08807
Press Release:
SYNCHRONOSS TECHNOLOGIES, INC. ANNOUNCES
COMMON STOCK OFFERING
BRIDGEWATER, NJ — November 12, 2010 — Synchronoss Technologies, Inc. (NASDAQ: SNCR) (the “Company”), a leading global provider of on-demand transaction management software platforms, announced today that it intends to offer, subject to market and other conditions, 3,775,000 shares of its common stock and that certain stockholders of the company intend to offer 483,042 shares of common stock in an underwritten registered public offering. The Company will not receive any proceeds from the shares of common stock offered by the selling stockholders. In connection with this offering, the Company intends to grant to the underwriters an option to purchase up to 638,706 additional shares of common stock to cover over-allotments of shares.
The specific amount and offering price of the shares of common stock sold will be determined by negotiations between the Company, the selling stockholders and the underwriters. Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and Goldman, Sachs & Co. are acting as joint book-runners for the offering and Steifel Nicolaus Weisel, Raymond James, Lazard Capital Markets LLC and Wedbush Securities are acting as co-managers for the offering.
A registration statement (including a prospectus) relating to these securities was declared effective by the Securities and Exchange Commission on March 10, 2010 and the Company has filed a related preliminary prospectus supplement with the Securities Exchange Commission (the “SEC”). Before you invest, you should read the prospectus and preliminary prospectus supplement included in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and its common stock. These documents may be obtained for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the preliminary prospectus supplement (including the prospectus) may be obtained by contacting Credit Suisse Securities (USA) LLC, Attention: Credit Suisse Prospectus Department, One Madison Avenue, New York, New York 10010; telephone: 1-800-221-1037.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering of the common stock will be made only by means of the preliminary prospectus supplement and the related prospectus. The common stock being offering have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the registration statement, the prospectus contained therein or the preliminary prospectus supplement.

About Synchronoss Technologies, Inc.
Synchronoss Technologies (NASDAQ: SNCR) is a leading global provider of on-demand transaction management technology. The company’s ConvergenceNow(R), ConvergenceNow(R) Plus+™ and InterconnectNow™ technology platforms enable communication service providers, cable operators, retailers/e-tailers and OEMs to automate subscriber activation, order management, provisioning and content transfer and synchronization of connected devices, across any network from any distribution channel.
Forward-looking Statements
This document may include certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “outlook” or words of similar meanings. These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption “Risk Factors” in Synchronoss’ Annual Report on Form 10-K for the year ended December 31, 2009 and other documents filed with the U.S. Securities and Exchange Commission. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors. Synchronoss does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.
The Synchronoss logo, Synchronoss, ConvergenceNow, InterconnectNow and ConvergenceNow Plus+ are trademarks of Synchronoss Technologies, Inc. All other trademarks are property of their respective owners.